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                                                                    EXHIBIT 23.3


                       [LETTERHEAD OF MARCUM & KLIEGMAN]

                       CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Voyager Networks, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related prospectus of GlobalCenter, Inc., and the inclusion of our report dated May 5, 1997 with respect to the financial statements for the years ended December 31, 1996 and 1995.


                                       /s/ Marcum & Kliegman LLP

New York, New York,
 October 16, 1997.